EXHIBIT 99.1

Cleco Corporation issues initial operational earnings guidance for 2013 and issues long-term capital expenditures

•	2013 initial operational earnings guidance of $2.45 to $2.55 per diluted share

•	Five-year capital expenditure forecast provided for 2013 through 2017

PINEVILLE, La., Dec. 4, 2012 - Cleco Corporation (NYSE: CNL) today issued initial 2013 operational earnings guidance and outlined its five-year capital expenditure plan for 2013 through 2017.

“We expect our full-year 2013 operational earnings to be in the range of $2.45 to $2.55 per diluted share,” said Bruce Williamson, president and CEO of Cleco Corporation. “We expect 2013 to be a year of transition while we finalize the regulatory steps to transfer Coughlin to Cleco Power and prepare for the start of the contract to serve suburban Baton Rouge through DEMCO in early 2014. I am proud that in a year of limited rate base growth our continued focus on cost management allows us to announce an increase in earnings guidance of approximately 4.6 percent over our 2012 original earnings guidance.

“We also have included for investors detailed information on our capital expenditures for the next five years. Our capital deployment plan strengthens our core assets, maintains system reliability and expands our investment base. Our solid cash flow provides funding for the plan and supports continued shareholder growth,” said Williamson.

2013 operational earnings guidance:
Cleco is initiating 2013 consolidated operational earnings guidance in the range of $2.45 to $2.55 per diluted share. The 2013 earnings guidance is based on normal weather and excludes adjustments related to life insurance policies. The effective tax rate assumed in the 2013 guidance is 31.5 percent.

Capital expenditure forecast:
The preliminary capital spending plan for 2013 is $241 million, and 2013 through 2017 consists of about $734 million, including approximately $597 million of maintenance capital for Cleco Power and Cleco Midstream.

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An estimated $137 million will be used to meet the environmental requirements of the Mercury and Air Toxics Rule and other environmental improvements and complete an advanced metering upgrade project.

Management to meet with investors:
Members of Cleco's senior management team will answer questions on the information in this release and accompanying presentation materials during meetings with investors in New York and Boston Dec. 4-6, 2012.  The accompanying presentation materials, copies of which have been filed today with the Securities and Exchange Commission on Form 8-K, are available on Cleco's investor relations website at www.cleco.com/investors.

Cleco Corporation is a regional energy company headquartered in Pineville, La.  Cleco owns a regulated electric utility company, Cleco Power LLC, which owns nine generating units with a total nameplate capacity of 2,524 megawatts and serves approximately 281,000 customers in Louisiana through its retail business and 10 communities across Louisiana and Mississippi through wholesale power contracts.  Cleco also owns a wholesale energy business, Cleco Midstream Resources LLC, which owns two natural gas-fired generating units with a total nameplate capacity of 775 megawatts.  For more information about Cleco, visit www.cleco.com.

In this press release, and from time to time, Cleco Corporation makes certain forward-looking statements about future results and circumstances, including, without limitation, statements regarding future earnings, capital expenditures, project completion dates and total shareholder return, with respect to which there are many risks and uncertainties.  Although Cleco believes that expectations reflected in such forward-looking statements are based on reasonable assumptions, Cleco can give no assurances that these expectations will prove to be correct or that other benefits anticipated in the forward-looking statements will be achieved.  For a discussion of risk factors and other factors that may cause the company's actual results to differ materially from those contemplated in its forward-looking statements, please refer to the company's filings with the Securities and Exchange Commission, including its 2011 Annual Report on Form 10-K and 2012 Quarterly Reports on Form 10-Q.

Analyst Contact:
Tom Miller
(318) 484-7642

Media Contact:
Robbyn Cooper
(318) 484-7136

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